______________________________________

AMENDMENT NO. 2

Dated as of May 1, 2003

to

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2003

among

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

Seller and Servicer,

CHASE MANHATTAN MORTGAGE CORPORATION,

Master Servicer,

FAIRBANKS CAPITAL CORP.,

Servicer and Special Servicer,

BANK ONE, NATIONAL ASSOCIATION,

Trustee

and

JPMORGAN CHASE BANK,

Trust Administrator

______________________________________

CSFB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-AR5

______________________________________

THIS AMENDMENT NO. 1, dated as of June 1, 2003 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, in its capacity as a seller (a “Seller”), CHASE MANHATTAN MORTGAGE CORPORATION (“CMMC”), a New Jersey corporation, in its capacity as master servicer (the “Master Servicer”), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. (“WMMSC”), a Delaware corporation, in its capacity as a servicer (in such capacity, a “Servicer”) and in its capacity as a seller (in such capacity a “Seller” and together with DLJMC, the “Sellers”), FAIRBANKS CAPITAL CORP. (“Fairbanks”), a Utah corporation, in its capacity as a servicer (in such capacity, a “Servicer” and together with WMMSC, the “Servicers”) and as special servicer (in such capacity, the “Special Servicer”), BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and JPMORGAN CHASE BANK, a New York banking corporation, as trust administrator (the “Trust Administrator”).

W I T N E S S E T H

WHEREAS, the Sellers, Servicers, the Depositor, the Master Servicer, the Trustee and the Trust Administrator entered into the Pooling and Servicing Agreement;

WHEREAS, the parties to the Pooling and Servicing Agreement desire to amend and modify the definition of “Trigger Event” found in Article I to match that agreed to by the same parties and set forth in the Prospectus Supplement dated February 27, 2003;

WHEREAS, Section 12.01(a)(i) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to cure any error or ambiguity;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

Amendments to Article I.

1.

The following definition set forth in Article I of the Pooling and Servicing Agreement is hereby amended and restated:

Trigger Event:  A Trigger Event will occur for any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 5.25%.

SECTION 3.

Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Sellers, Servicers, the Master Servicer, the Depositor, the Trustee and the Trust Administrator shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.

Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Sellers, the Servicers, the Master Servicer, the Depositor, the Trustee and the Trust Administrator.

SECTION 5.

Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.

Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.

Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.

Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Sellers, the Servicers, the Master Servicer, the Trustee and the Trust Administrator, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
as Depositor

By:  /s/ John P. Graham
Name:  John P. Graham
Title:  Vice President

DLJ MORTGAGE CAPITAL, INC.,
as a Seller

By:  /s/ Kevin Steele
Name:  Kevin Steele
Title:  Vice President

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
as a Seller and as a Servicer

By:  /s/ Michael A. Aaknes
Name:  Michael A. Aaknes
Title:  Vice President

FAIRBANKS CAPITAL CORP.,
as a Servicer and as Special Servicer

By:  /s/ Terrell W. Smith
Name:  Terrell W. Smith
Title:  Executive Vice President

[signature page continues on following page]

CHASE MANHATTAN MORTGAGE CORPORATION,
as Master Servicer

By:  /s/ Diane Bentz
Name:  Diane Bentz
Title:  Sr. Vice President

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Mary R. Fonti
Name:  Mary R. Fonti
Title:  Vice President

JPMORGAN CHASE BANK,
as Trust Administrator

By:  /s/ Mark M. Volosov
Name:  Mark M. Volosov
Title:  Assistant Vice President

Exhibit A

[Rating Confirmations from Rating Agencies]